EXHIBIT 10.1
KEURIG DR PEPPER INC.
OMNIBUS STOCK INCENTIVE PLAN OF 2019

1. Plan. This Keurig Dr Pepper Group Inc. Omnibus Stock Incentive Plan of 2019 (this “Plan”) was adopted by Keurig Dr Pepper Inc., a Delaware corporation (the “Company”), to reward certain employees, consultants and nonemployee directors of the Company or its Subsidiaries by enabling them to acquire shares of common stock of the Company.

2. Objectives. This Plan is designed to attract and retain employees and consultants of the Company and its Subsidiaries, to attract and retain qualified nonemployee directors of the Company, to encourage the sense of proprietorship of such employees, consultants and nonemployee directors and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards under this Plan and thereby providing Participants with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

3. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Authorized Officer” means the Chairman of the Board, the Chief Executive Officer, or Chief Human Resources Officer of the Company (or any other senior officer of the Company to whom either of them shall delegate the authority to execute any Award Agreement).

“Award” means the grant of any Option, Stock Appreciation Right, Stock Award or Performance Award, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions and limitations as the Committee may establish in accordance with the objectives of this Plan.

“Award Agreement” means any written agreement (including in electronic form) between the Company and a Participant setting forth the terms, conditions and limitations applicable to an Award.

“Board” means the board of directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Remuneration and Nomination Committee of the Board, any successor committee thereto or such other committee of the Board as may be designated by the Board to administer this Plan in whole or in part including any subcommittee of the Board as designated by the Board.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Consultant” means any consultant or independent contractor of the Company or any Subsidiary, but not including any Employee or Nonemployee Director.

“Disability” means permanent and total disability as determined under the Company’s long-term disability plan applicable to the Participant, or if there is no such plan applicable to the Participant, “Disability” means a determination of total disability by the Social Security Administration; provided that, in either case, the Participant’s condition also qualifies as a “disability” for purposes of Section 409A with respect to an Award subject to Section 409A.

“Disaffiliation” means the sale, spin-off, public offering or other transaction that affects the divestiture of the Company’s ownership of a Subsidiary or division of the Company.

“Dividend Equivalents” means, with respect to shares of Restricted Stock or Restricted Stock Units, with respect to which shares are to be issued at the end of the Restriction Period, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to shareholders of record during the Restriction Period on a like number of shares of Common Stock.

“Effective Date” has the meaning set forth in Section 23.

“Employee” means an employee of the Company or any of its Subsidiaries.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sales reported on that date, on the last preceding date on which such a sale was so reported, (ii) if the Common Stock is not so listed but is traded on an over-the-counter market, the mean between the closing bid and asked price on that date, or, if there are no such prices available for such date, on the last preceding date on which such prices shall be available, as reported by the National Quotation Bureau Incorporated, or (iii) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose.

“Incentive Option” means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

“Nonemployee Director” means an individual serving as a member of the Board who is not an employee of the Company or any of its Subsidiaries.

“Nonqualified Option” means an Option that is not intended to comply with the requirements set forth in Section 422 of the Code.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified price.

“Participant” means an Employee, Consultant or Nonemployee Director to whom an Award has been made under this Plan.

“Performance Award” means an award made pursuant to this Plan to a Participant, which Award is subject to the attainment of one or more Performance Goals.

“Performance Goal” means a standard established by the Committee, to determine in whole or in part whether a Performance Award shall be earned.

“Prior Plan” means the Keurig Dr Pepper Inc. Omnibus Stock Incentive Plan of 2009, as amended.

“Restricted Stock” means any Common Stock that is restricted or subject to forfeiture provisions.

“Restricted Stock Unit” means a unit evidencing the right to receive one share of Common Stock or equivalent value (as determined by the Committee) that is restricted or subject to forfeiture provisions.

“Restriction Period” means a period of time beginning as of the date upon which an Award of Restricted Stock or Restricted Stock Units is made pursuant to this Plan and ending as of the date upon which the Common Stock subject to such Award is issued (if not previously issued) no longer restricted or subject to forfeiture provisions.

“Section 409A” means Section 409A of the Code and any Treasury Regulations and guidance promulgated thereunder.

“Separation from Service” with respect to Awards that are subject to Section 409A, means a Participant’s Termination of Employment with the Company and any of its Subsidiaries, other than by reason of death or Disability that qualifies as a ‘separation from service’ for purposes of Section 409A.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price, in each case, as determined by the Committee.

“Stock Award” means an award in the form of shares of Common Stock or units denominated in shares of Common Stock, including an award of Restricted Stock or Restricted Stock Units.

“Subsidiary” means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the shareholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

“Termination of Employment” means the termination of a Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries. Unless otherwise determined by the Committee, if a Participant’s employment with the Company and its Subsidiaries terminates but such Participant continues to provide services to the Company and its Subsidiaries in a non-employee capacity, such change in status shall not be deemed a Termination of Employment. A Participant shall be deemed to incur a Termination of Employment in the event of the Disaffiliation of such Participant’s Subsidiary or division unless the Committee specifies otherwise. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries do not constitute a Termination of Employment. If an Award is subject to Section 409A, however, Termination of Employment for purposes of that Award shall mean the Participant’s Separation from Service.

4. Eligibility.

(a) Employees. All Employees are eligible for Awards under this Plan in the sole discretion of the Committee.

(b) Consultants. Consultants are eligible for Awards under this Plan in the sole discretion of the Committee.

(c) Nonemployee Directors. Nonemployee Directors are eligible for Awards under this Plan, in their capacities as directors.

5. Common Stock Available for Awards. Subject to the provisions of paragraph 15 hereof, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or options that may be exercised for or settled in Common Stock) an aggregate number of shares of Common Stock equal to the sum of (i) 25,000,000 (all of which may be granted, in the sole discretion of the Committee, as Incentive Options), plus (ii) the number of shares that remain available for grant under the Prior Plan as of the Effective Date plus (iii) the number of shares that are subject to or underlie awards which expire or for any reason are cancelled, terminated, forfeited, fail to vest, or for any other reason are not paid or delivered in shares under the Prior Plan following the Effective Date, except for the shares surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of such an award.

(a) In connection with the granting of an Option or other Award, the number of shares of Common Stock available for issuance under this Plan shall be reduced by the number of shares of Common Stock in respect of which the Option or Award is granted or denominated. For example, upon the grant of stock-settled SARs, the number of shares of Common Stock available for issuance under this Plan shall be reduced by the full number of SARs granted, and the number of shares of Common Stock available for issuance under this Plan shall not thereafter be increased upon the exercise of the SARs and settlement in shares of Common Stock, even if the actual number of shares of Common Stock delivered in settlement of the SARs is less than the full number of SARs exercised. However, Awards that by their terms do not permit settlement in shares of Common Stock shall not reduce the number of shares of Common Stock available for issuance under this Plan.

(b) Any shares of Common Stock that are tendered by a Participant or withheld as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Award under this Plan shall not be added back to the number of shares of Common Stock available for issuance under this Plan.

(c) Whenever any outstanding Option or other Award (or portion thereof) expires, is cancelled, is settled in cash rather than in shares of Common Stock (pursuant to the terms of an Award that permits but does not require cash settlement) or is otherwise terminated for any reason without having been exercised or payment having been made in the form of shares of Common Stock, the number of shares of Common Stock available for issuance under this Plan shall be increased by the number of shares of Common Stock allocable to the expired, cancelled, settled or otherwise terminated Option or other Award (or portion thereof). To the extent that any Award is forfeited, or any Option or SAR terminates, expires or lapses without being exercised, the shares of Common Stock subject to such Awards will not be counted as shares delivered under this Plan.

(d) Any shares of Common Stock underlying Awards granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company shall not, unless required by law or regulation, count against the reserve of available shares of Common Stock under this Plan.

(e) Awards valued by reference to Common Stock that may be settled in equivalent cash value will count as shares of Common Stock delivered to the same extent as if the Award were settled in shares of Common Stock.

The Committee and the appropriate officers of the Company shall be authorized to, from time to time, take all such actions as any of them may determine are necessary or appropriate to file any documents with governmental authorities, stock exchanges and transaction reporting systems as may be required to ensure that shares of Common Stock are available for issuance pursuant to Awards.

6. Administration.

(a) Authority of the Committee. This Plan shall be administered by the Committee, which shall have the powers vested in it by the terms of this Plan, such powers to include the authority (within the limitations described in this Plan):

•	to select the Employees, Consultants and Nonemployee Directors to be granted Awards under this Plan;

•	to determine the terms of Awards to be made to each Participant;

•	to determine the time when Awards are to be granted and any conditions that must be satisfied before an Award is granted;

•	to establish objectives and conditions for earning Awards;

•	to determine the terms and conditions of Award Agreements (which shall not be inconsistent with this Plan) and who must sign each Award Agreement;

•	to determine whether the conditions for earning an Award have been met and whether a Performance Award will be paid

•	at the end of an applicable performance period;

•	except as otherwise provided in paragraph 13, to modify the terms of Awards made under this Plan;

•	to determine if, when and under what conditions payment of all or any part of an Award may be deferred;

•	to determine whether the amount or payment of an Award should be reduced or eliminated; and

•	to determine the guidelines and/or procedures for the payment or exercise of Awards.

The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole discretion and shall be final, conclusive and binding on all parties concerned.

(b) Limitation of Liability. No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

(c) Prohibition on Repricing of Awards. The terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs nor may outstanding Options or SARS be cancelled, exchanged, substituted, bought out or surrendered in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs, unless (i) approved by the stockholders or (ii) in connection with a corporate transaction involving the company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares).

7. Delegation of Authority. To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the shares of Common Stock are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or to one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Section 6; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Securities Exchange Act of 1934, as amended or (b) officers of the Company (or Nonemployee Directors) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee.

8. Awards. (a) The Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Participants who are to be the recipients of such Awards. Each Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion.
Awards may consist of those listed in this paragraph 8(a) and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other plan of the
Company or any of its Subsidiaries, including the plan of any acquired entity; provided that, except as contemplated in paragraph 15 hereof, no Option may be issued in exchange for the cancellation of an Option with a higher exercise price nor may the exercise price of any Option be reduced. Further, any Award shall also be subject to the restrictions set forth in paragraph 6(c) hereof. All or part of an Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the termination of employment by a Participant, any unexercised, deferred, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement.

(i) Option. An Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of an Incentive Option or a Nonqualified Option. Incentive Options may not be awarded to Nonemployee Directors. The price at which shares of Common Stock may be purchased upon the exercise of an Option shall be not less than the Fair Market Value of the Common Stock on the date of grant. The term of an Option shall not exceed ten years from the date of grant. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the term of any Options and the date or dates upon which they become exercisable, shall be determined by the Committee.

(ii) Stock Appreciation Right. An Award may be in the form of a Stock Appreciation Right. The strike price for a Stock Appreciation Right shall not be less than the Fair Market Value of the Common Stock on the date on which the Stock Appreciation Right is granted. The term of a Stock Appreciation Right shall not exceed ten years from the date of grant. Subject to the foregoing limitations, the terms, conditions and limitations applicable to any Stock Appreciation Rights awarded pursuant to this Plan, including the term of any Stock Appreciation Rights and the date or dates upon which they become exercisable, shall be determined by the Committee.

(iii) Stock Award. An Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee, subject to the limitations specified below. Any Stock Award which is not a Performance Award shall have a minimum Restriction Period of one year from the date of grant, provided that (i) the Committee may provide for earlier vesting following a change of control or other specified events involving the Company or upon an Employee’s termination of employment, and (ii) such one-year minimum
Restricted Period shall not apply to a Stock Award that is granted in lieu of salary or bonus.

(iv) Performance Award. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to any Performance Awards granted to Participants pursuant to this Plan shall be determined by the Committee, subject to the limitations specified below. Any Stock Award which is a Performance Award shall have a minimum Restriction Period of one year from the date of grant, provided that the Committee may provide for earlier vesting following a change of control or other specified events involving the Company, or upon a termination of employment. The Committee shall set Performance Goals in its sole discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised.

A Performance Goal may include one or more of the following and need not be the same for each Participant:

•	revenue and income measures (which include revenue, gross margin, income from operations, net income, net

•	sales and earnings per share);

•	expense measures (which include costs of goods sold, selling, general and administrative expenses and overhead

•	costs);

•	operating measures (which include volume, margin, breakage and shrinkage, productivity and market share);

•	cash flow measures (which include net cash flow from operating activities and working capital);

•	liquidity measures (which include earnings before or after the effect of certain items such as interest, taxes,

•	depreciation and amortization, and free cash flow);

•	leverage measures (which include debt-to-equity ratio and net debt);

•	market measures (which include market share, stock price, total shareholder return and market capitalization

•	measures);

•	return measures (which include return on equity, return on assets, return on invested capital and internally

•	developed total return measures incorporating profit growth and cash flow yield measures, with cash flow yield

•	incorporating cash flow and capital expenditures);

•	corporate value measures (which include compliance, safety, environmental and personnel matters);

•	other measures such as those relating to acquisitions, dispositions or customer satisfaction; and

•	any such other goal as may be identified by the Committee.

Unless otherwise stated, such a Performance Goal may be set using the following baselines: past performance, forward looking budgets or expectations, performance relative to a peer group selected by the Committee.

(b) The Committee shall adjust the Performance Goals (either up or down) and the level of the Performance Award that a Participant may earn under this Plan, if it determines that the occurrence of external changes or other unanticipated business conditions have materially affected the fairness of the goals and have unduly influenced the Company’s ability to meet them, including without limitation, events such as material acquisitions, changes in the capital structure of the Company, and extraordinary accounting changes. In addition, Performance Goals and Performance Awards shall be calculated without regard to any changes in accounting standards that may be required by the Financial Accounting Standards Board after such Performance Goals are established. Further, in the event a period of service to which a Performance Goal relates is less than twelve months, the Committee shall have the right, in its sole discretion, to adjust the Performance Goals and the level of Performance Award opportunity.

9. Awards to Nonemployee Directors. The Committee may grant a Nonemployee Director of the Company one or more Awards and establish the terms thereof in accordance with paragraph 8 consistent with the provisions therein for the granting of Awards to Employees and subject to the applicable terms, conditions and limitations set forth in this Plan and the applicable Award Agreement.

10. Award Payment; Dividends; Substitution; Fractional Shares.

(a) General. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions.

(b) Dividends and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. No dividends shall be paid on Options or SARs. No dividends shall be paid on Stock
Awards or Performance Awards until such Awards are earned. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and Dividend Equivalents for Awards consisting of shares of Common Stock or units denominated in shares of Common Stock.

(c) Fractional Shares. No fractional shares shall be issued or delivered pursuant to any Award under this Plan. The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional shares, or whether fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

11. Stock Option Exercise. The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if elected by the Participant, the Participant may purchase such shares by means of tendering Common Stock valued at Fair

Market Value on the date of exercise, or any combination thereof. The Board or the Committee, in its sole discretion, shall determine acceptable methods for Participants to tender Common Stock. In accordance with the rules and procedures established for this purpose and subject to applicable law, Options may also be exercised through “cashless exercise” procedures approved by the Board or the Committee involving an approved broker or dealer.

12. Taxes. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Board or the Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

13. Amendment, Modification, Suspension or Termination. The Board or the Committee may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would materially adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the shareholders of the Company to the extent shareholder approval is otherwise required by applicable legal requirements.

14. Assignability. Unless otherwise determined by the Committee in the Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 14 shall be null and void.

15. Adjustments.

(a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards, (iv) the number of shares of Common Stock covered by Awards to Nonemployee Directors granted pursuant to paragraph 9 hereof, and (v) the appropriate Fair Market Value and other price determinations for such Awards shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (ii) the exercise or other price in respect of such Awards, and (iii) the appropriate Fair Market Value and other price determinations for such Awards, and (iv) the number of shares of Common Stock covered by Awards to Nonemployee Directors automatically granted pursuant to paragraph 9 hereof, to give effect to such transaction shall each be proportionately adjusted by the Board to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards.

(c) In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its sole discretion, (i) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Board determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Section 424(a) of the Code applies, (ii) to provide, in connection with a transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction or (iii) to cancel any such Awards and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or Stock Appreciation Rights shall be the excess of the Fair Market Value of Common Stock on such date over the exercise price of such Award (for the avoidance of doubt, if the exercise price is less than Fair Market Value the Option or Stock Appreciation Right may be canceled for no consideration).

16. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

17. Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

18. Section 409A of the Code. The intent of the parties is that payments and benefits under the Plan comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of employment shall instead be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Section 409A of the Code, shall be construed as a separate identified payment for purposes of Section 409A of the Code. Notwithstanding the foregoing, for each Award that constitutes nonqualified deferred compensation under Section 409A of the Code, if required to avoid accelerated taxation and/or tax penalties, a “change in control” shall be deemed to have occurred for purposes of the payment or settlement of such Award under the Plan only if a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code shall also be deemed to have occurred under Section 409A of the Code. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an applicable tax under Section 409A, that Plan provision or Award shall be reformed to avoid imposition of the applicable tax and no such action shall be deemed to adversely affect the Participant’s rights to an Award.

19. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

20. No Right to Employment or Directorship. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or any Subsidiary. Further, nothing in this Plan or an Award Agreement constitutes any assurance or obligation of the Board to nominate any Nonemployee Director for re-election by the Company’s shareholders.

21. Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

22. Tax Consequences. Nothing in this Plan or an Award Agreement shall constitute a representation by the Company to a Participant regarding the tax consequences of any Award received by a Participant under this Plan. Although the Company may endeavor to (i) qualify a Performance Award for favorable U.S. or foreign tax treatment or (ii) avoid adverse tax treatment (e.g. under Section 409A), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or unavoidable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Performance Awards under this Plan.

23. Effectiveness. This Plan is effective June 7, 2019 (the “Effective Date”), subject to approval by the shareholders of the Company. This Plan shall continue in effect for a term of ten years after the date on which the shareholders of the Company approve this Plan, unless sooner terminated by action of the Board.

24. Recoupment. All Awards made under the Plan shall be subject to any clawback or recoupment policies of the Company, as may be in effect from time to time, or as otherwise required by law.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer on the date first written above.

KEURIG DR PEPPER INC.

By:	/s/ James L. Baldwin
	Name:	James L. Baldwin
	Title:	Chief Legal Officer, General Counsel and Secretary